Exhibit 99.(a)(8)
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION
If you are in any doubt as to the action you should take, you should immediately seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.
This Form of Acceptance should be read in conjunction with the accompanying Offer Document dated 23 May 2006 (the “Offer Document”). Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance. The provisions of Parts A, B and C of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and you should read them carefully.
If you have sold or otherwise transferred all your CAT Shares (other than pursuant to the Offer), please send this Form of Acceptance, the accompanying reply-paid envelope and the Offer Document as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. However, these documents must not be forwarded, distributed or transmitted in, or into any jurisdiction where to do so would constitute a violation of the relevant laws in that jurisdiction. If you have sold or otherwise transferred only part of your holding of CAT Shares, you should retain these documents.
The Offer is not capable of acceptance from or within any jurisdiction where to do so would violate the laws in that jurisdiction. Accordingly, copies of this Form of Acceptance, the Offer Document and any accompanying document must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction, and persons receiving this Form of Acceptance, the Offer Document and any accompanying document (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions as doing so may invalidate any purported acceptance of the Offer. The availability of the Offer to CAT Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions in which they are resident. Such persons should read paragraph 5 of Part B and paragraph 3 of Part C of Appendix I to the Offer Document and inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions.
Any person (including custodians, nominees and trustees) who would, or otherwise intends to, or may have a legal or contractual obligation to, forward this Form of Acceptance and/or the Offer Document to any jurisdiction outside the United Kingdom or the United States, should read paragraph 5 of Part B and paragraph 3 of Part C of Appendix I to the Offer Document before taking any action.
The Loan Notes which may be issued pursuant to the Loan Note Alternative have not been, and will not be, listed on any stock exchange and have not been, and will not be, registered under the Securities Act or under any relevant laws of any state or other jurisdiction of the United States, nor have clearances been, nor will they be, obtained from the securities commission or similar authority of any province or territory of Canada and no prospectus has been, or will be, filed, or registration made, under any securities law of any province or territory of Canada, nor has a prospectus in relation to the Loan Notes been, nor will one be, lodged with, or registered by, the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the Loan Notes to be offered in compliance with applicable securities laws of Japan. Accordingly, unless an exemption under relevant securities laws is available, the Loan Notes may not be offered, sold, re-sold or delivered, directly or indirectly, in, into or from the United States or any other Loan Note Restricted Jurisdiction in which an offer of Loan Notes would constitute a violation of relevant laws or require registration of the Loan Notes, or to or for the account or benefit of any US person or resident of any other Loan Note Restricted Jurisdiction.
Goldman Sachs International, which is authorised and regulated by the Financial Services Authority, is acting exclusively for AstraZeneca and no one else in connection with the Offer and will not be responsible to anyone other than AstraZeneca for providing the protections offered to clients of Goldman Sachs International or for providing advice in relation to the Offer or any other matters referred to herein. Goldman, Sachs & Co. is acting as the dealer manager for the Offer in the United States.
Morgan Stanley is acting exclusively for CAT in connection with the Offer and no one else and will not be responsible to anyone other than CAT for providing the protections afforded to clients of Morgan Stanley or for providing advice in relation to the Offer or any other matters referred to herein.
This Form of Acceptance has not been approved, disapproved or otherwise recommended by any US federal or state securities commission, including the US Securities and Exchange Commission, nor have any such authorities confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

FORM OF ACCEPTANCE AND AUTHORITY
Recommended Cash Offer
by
AstraZeneca UK Limited
for
Cambridge Antibody Technology Group plc
Acceptances of the Offer must be received by 3.00 p.m. London time,
10.00 a.m. New York City time on 21 June 2006
CAT Shareholders who hold CAT Shares in uncertificated form only (that is, in CREST) should NOT complete this Form of Acceptance

ACTION TO BE TAKEN
• To accept the Offer in respect of CAT Shares in certificated form (that is, not in CREST) and, if relevant, to elect for the Loan Note Alternative, complete this Form of Acceptance on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. The full terms and conditions of the Offer are set out in the Offer Document. If you hold CAT Shares in certificated form jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.
• If your CAT Shares are in certificated form, return this Form of Acceptance, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours) to Lloyds TSB Registrars at The Causeway, Worthing, West Sussex BN99 6DA, or, by hand only (during normal business hours only) to Lloyds TSB Registrars, Princess House, 1 Suffolk Lane, London EC4R 0AX as soon as possible and in any event so as to arrive not later than 3.00 p.m. London time, 10.00 a.m. New York City time on 21 June 2006. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom.
• If your CAT Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Form of Acceptance and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Form of Acceptance. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Form of Acceptance.
• If your CAT Shares are in uncertificated form (that is, in CREST), you should NOT return this Form of Acceptance, but take the action set out in paragraphs 17.2 of the letter from AstraZeneca contained in Part II of the Offer Document to transfer your CAT Shares to an escrow balance. You should ensure that the transfer to escrow settles no later than 3.00 p.m. London time, 10.00 a.m. New York City time on 21 June 2006. If you are a CREST sponsored member, you should contact your CREST sponsor as only your CREST sponsor will be able to send TTE instructions to CRESTCo.
• If you hold CAT Shares in both certificated and uncertificated form, you should complete a Form of Acceptance only in relation to your certificated holding. If you hold CAT Shares in certificated form but under different designations you should complete a separate Form of Acceptance in respect of each designation. You can obtain further Forms of Acceptance by contacting Lloyds TSB Registrars at the address listed above or on telephone number 0870 609 2158 or, if telephoning from outside the UK, on telephone number +44 1903 276 342.
• Please read Parts A, B and C of Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form of Acceptance.
• A Form of Acceptance which is received in an envelope postmarked in a Restricted Jurisdiction, or which otherwise appears to AstraZeneca or its agents to have been sent from a Restricted Jurisdiction, will not constitute a valid acceptance of the Offer.
IF YOU ARE IN ANY DOUBT AS TO HOW TO COMPLETE THIS FORM OF ACCEPTANCE, PLEASE CONTACT LLOYDS TSB REGISTRARS ON EITHER OF THE TELEPHONE NUMBERS LISTED ABOVE.
DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE

HOW TO COMPLETE THIS FORM OF ACCEPTANCE
Please follow the instructions on this page and page 4 when completing page 3.
Your acceptance should be received no later than 3.00 p.m. London time, 10.00 a.m. New York City time on 21 June 2006.
1 REGISTERED SHAREHOLDER DETAILS
If the name or address details shown in Box 1 opposite are incorrect please place a cross in Box 6A in black ink and add the correct details in BLOCK CAPITALS in Box 6. Any changes to the names must be supported by appropriate documentation (see section 8 on page 4 of this form for further details). If no name or address is shown in Box 1 on page 3 please add the full name(s) of all registered shareholders and the registered address in Box 1.
2 DAYTIME TELEPHONE NUMBER
Insert in Box 2 your daytime telephone number including your full dialling code in case of queries relating to the completion of this form.
3 TO ACCEPT THE OFFER
To accept the Offer, insert in Box 3A the total number of CAT Shares in certificated form for which you wish to accept the Offer, whether or not you wish to elect for the Loan Note Alternative in respect of any or all of such CAT Shares.
You must sign Box 4A or 4B in accordance with the instructions set out in this Form of Acceptance which will constitute your acceptance of the Offer. If no number, or a number greater than your entire holding of CAT Shares in certificated form is written in Box 3A and you have signed Box 4A or 4B you will be deemed to have accepted the Offer in respect of your entire holding of CAT Shares in certificated form. Subject to the rights of withdrawal set out in paragraph 3 of Part B of Appendix I to the Offer Document, such acceptance shall be irrevocable.

TO ELECT FOR THE LOAN NOTE ALTERNATIVE The Loan Note Alternative is not being made available to persons entitled to participate in the Offer who are residents of Australia, the United States or any other Loan Note Restricted Jurisdiction. To elect for the Loan Note Alternative you should insert in Box 3B the number of CAT Shares in certificated form in respect of which you wish to elect to receive Loan Notes, having entered in Box 3A the total number of CAT Shares in certificated form for which you accept the Offer.
The number of shares inserted in Box 3B cannot exceed the number inserted or deemed to be inserted in Box 3A. You must also sign Box 4A or 4B in accordance with the instructions set out in this form. If you elect for the Loan Note Alternative, you will be deemed to have given the representations and warranties set out in paragraph 5 of Part C of Appendix I to the Offer Document. If you are unable to give such representations and warranties, you must not elect for the Loan Note Alternative.

4A SIGNATURES OF INDIVIDUALS
If you wish to accept the Offer, you must sign and date Box 4A regardless of which other box(es) you complete. In the case of a joint holding ALL holders must sign. Each signature by an individual must be signed in the presence of a witness who must be over 18 years of age and must not be one of the joint registered holders, if applicable or have any other financial interest in CAT Shares tendered by this Form of Acceptance or the proceeds resulting from acceptance of the Offer. The witness should state his/her name and sign where indicated. The same witness may witness each signature of the joint holders, if applicable. If this Form of Acceptance is not signed by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) signing this Form of Acceptance. You should also deliver evidence of your authority in accordance with the notes on page 4.
4B COMPANY SIGNATURES
A company may affix its common seal, which should be affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A or 36B of the Companies Act 1985 applies may execute this Form of Acceptance as a deed by two directors or one director and the company secretary signing and dating in the execution part of Box 4B. A company incorporated outside England and Wales should execute this Form of Acceptance in accordance with the provisions of the Foreign Companies (Execution of Documents) Regulations 1994, as amended, and the laws of the territory in which the relevant company is incorporated. Each such person signing should state the office he/she holds in the relevant company. In all cases, the name of the company should be inserted above the signature of the persons who have signed this Form of Acceptance.
4C COMPANY SEAL
If you are affixing a company seal please place a cross in Box 4C in black ink.
5 RESTRICTED JURISDICTIONS
If you are unable to give the representations and warranties required in paragraph 3 of Part C of Appendix I to the Offer Document, you must put “NO’’ in Box 5. If you do not put “NO’’ in Box 5, you will be deemed to have given such representations and warranties. If you put “NO’’ in Box 5, then, unless AstraZeneca exercises its right to treat your acceptance as valid, you will be deemed not to validly accept the Offer.
6 ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION
If you want the consideration and/or other document(s) to be sent to someone other than the first-named registered holder at the address set out in Box 1 (e.g. your bank, stockbroker or other agent), you should place a cross in Box 6B in black ink and complete Box 6 (with an address outside a Restricted Jurisdiction). Box 6 must be completed by holders with registered addresses in a Restricted Jurisdiction.

CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC
FORM OF ACCEPTANCE RELATING TO THE OFFER
PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4
The provisions of Parts A, B and C of Appendix I to the Offer Document are incorporated in and form part of this Form of Acceptance
PLEASE COMPLETE THIS FORM USING BLACK INK ONLY
Holder Reference: ____________________ Form ID: ____________________
1 Your holding of CAT Shares as at 19 May 2006:

2 Daytime telephone number, for use in the event of a query:	___________________________________
___________________________________
___________________________________
3A Number of CAT Shares in respect of which you are accepting the Offer: ___________________________________
3B Number of CAT Shares in respect of which you wish to elect for the Loan Note Alternative: ___________________________________
SIGN BELOW TO ACCEPT THE OFFER (AND, IF RELEVANT, TO ELECT FOR THE LOAN NOTE ALTERNATIVE)
4A  EXECUTION BY INDIVIDUAL

Signed and delivered as a Deed by	WITNESSED BY
Holder One Signature/Date	Signature of Witness	Name of Witness

Holder Two Signature/Date	Signature of Witness	Name of Witness

Holder Three Signature/Date	Signature of Witness	Name of Witness

Holder Four Signature/Date	Signature of Witness	Name of Witness

Note: All Shareholders who are individuals should sign and date the Form of Acceptance in the presence of a witness who should also sign Box 4A in accordance with the instructions printed in note 4A. The witness must be over 18 years of age and must not be one of the registered joint holders or have any other financial interest in CAT Shares tendered by this Form of Acceptance or the proceeds resulting from acceptance of the Offer.
4B EXECUTION BY A COMPANY

Name of Company

Executed and delivered as a deed by	Name of Director	Signature/Date

Name of Director/Secretary	Signature/Date

If you are affixing a company seal, please mark a cross in black ink in Box 4C to the right.	☐
Affix company seal here

_________________________________________________________________

5 RESTRICTED OVERSEAS PERSONS ONLY
Mark “NO” in the box below in black ink if you are UNABLE to give the representations and warranties required by paragraph 3 of Part C of Appendix I to the Offer Document

PLEASE ENSURE YOU ENCLOSE YOUR SHARE CERTIFICATE(S) AND/OR ANY OTHER DOCUMENT(S) OF TITLE WITH THIS FORM OF ACCEPTANCE
6 If you are advising a change of name or address, place a cross in Box 6A in black ink and add your details below. If you would like the consideration sent to an alternative address to that shown in Box 1, place a cross in Box 6B in black ink and add your details below.

6A	☐	6B	☐

Name ________________________________________

House Number _________________________________	Post Code__________	— __________

Address Details ___________________________________________________________________

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS FORM
In order to be effective, this Form of Acceptance must, except as mentioned below, be signed by the registered holder or, in the case of a joint holding, by ALL the joint holders. A corporation must execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company incorporated in England and Wales to which section 36A or 36B of the Companies Act 1985 applies may execute this Form of Acceptance by a director and the company secretary or by two directors signing this Form of Acceptance and inserting the name of the company above their signatures. A company incorporated outside England and Wales may execute this Form of Acceptance in accordance with the provisions of the Foreign Companies (Execution of Documents) Regulations 1994, as amended, and the laws of the territory in which the relevant company is incorporated. Each such person signing this Form of Acceptance should state the office which he/she holds in the relevant company. In all cases, the name of the company should be inserted above the signature of the persons who have signed this Form of Acceptance.
1) IF A HOLDER IS AWAY FROM HOME (E.G. ABROAD OR ON HOLIDAY):
Send this Form of Acceptance by the quickest means (i.e. airmail) to the holder (unless he is in any jurisdiction where to do so would violate the laws in that jurisdiction) for execution or, if he has executed a power of attorney, have this Form of Acceptance signed by the attorney in the presence of a witness who must also sign this Form of Acceptance. In the latter case, the original power of attorney (or a copy duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) should be returned with this Form of Acceptance. No other signatures are acceptable. Do not send this Form of Acceptance or the accompanying documents into any jurisdiction where to do so would violate the laws in that jurisdiction.
2) IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL YOUR CAT SHARES:
Do not complete this Form of Acceptance. Please send it, together with the accompanying documents and the enclosed reply-paid envelope, at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be mailed, distributed, forwarded or transmitted in or into any jurisdiction where to do so would violate the laws in that jurisdiction.
If your CAT Shares are in certificated form and you wish to sell or transfer part of your holding of CAT Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 21 June 2006 you should ask the stockbroker, bank or other agent through whom you made the sale or transfer to obtain the appropriate certification from CAT’s registrars, Computershare Investor Services PLC, in respect of the balance of your holding of CAT Shares.
3) IF THE SOLE HOLDER HAS DIED:
If confirmation of a grant of probate or letters of administration has/have been registered with CAT’s registrars, Computershare Investor Services PLC, this Form of Acceptance must be signed by the personal representative(s) or executor(s) of the deceased holder each in the presence of an independent witness who must also sign this Form of Acceptance. This Form of Acceptance should then be lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below with the related share certificate(s) and/or other documents of title. If a grant of probate or letters of administration has/have not been registered with Computershare, the personal representative(s) or prospective personal representative(s) or executor(s) should sign this Form of Acceptance and forward it with the share certificate(s), and/or other document(s) of title to Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below. The signature must be witnessed, and the witness must also sign. However, a grant of probate or letters of administration (a duly sealed copy) must be lodged by hand or post with Lloyds TSB Registrars before the consideration due under the Offer can be forwarded to the executor(s) or personal representative(s). For this purpose, photocopies of grants of probates and letters of administration are not acceptable. These documents will be returned as directed.
4) IF ONE OF THE JOINT HOLDERS HAS DIED:
This Form of Acceptance is valid if signed by the surviving holder(s), each in the presence of an independent witness, and lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below with the share certificate(s) and/or other document(s) of title and accompanied by the death certificate (or a duly certified copy), confirmation of grant of probate or letters of administration (or a duly sealed copy) in respect of the deceased holder. For this purpose, photocopies of death certificates, grants of probates or letters of administration are not acceptable. These documents will be returned as directed.
5) IF YOUR CAT SHARES ARE IN CERTIFICATED FORM AND YOUR SHARE CERTIFICATE(S) OR OTHER DOCUMENT(S) IS/ARE HELD BY YOUR STOCKBROKER, BANK OR OTHER AGENT:
You should complete this Form of Acceptance and arrange for it to be lodged by such agent with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below accompanied by the share certificate(s) and/or other document(s) of title if appropriate. If the certificate(s) or other document(s) is/are not readily available, you should lodge this Form of Acceptance with Lloyds TSB Registrars at either of the addresses set out in Paragraph 10 below duly completed together with a note saying e.g. “certificates to follow”, and arrange for the certificate(s) or other document(s) to be forwarded as soon as possible thereafter. It is helpful for your agent (unless he is in any jurisdiction where to do so would violate the laws in that jurisdiction) to be informed of the full terms of the Offer.
6) IF YOUR CAT SHARES ARE IN CERTIFICATED FORM AND YOUR SHARE CERTIFICATE(S) OR OTHER DOCUMENT(S) HAS/HAVE BEEN LOST:
Complete and lodge the Form of Acceptance together with any available certificate(s) or other document(s) with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below. At the same time you should contact CAT’s registrars, Computershare Investor Services PLC, as soon as possible on 0870 889 3175 (or +44 870 889 3175 if telephoning from outside the UK) requesting they send you a letter of indemnity for completion. When received, the letter of indemnity should be completed in accordance with the instructions given, and lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below in support of this Form of Acceptance.
7) IF THE FORM OF ACCEPTANCE IS SIGNED UNDER A POWER OF ATTORNEY:
The completed Form of Acceptance, together with any share certificates(s) and/or other document(s) of title, should be lodged with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below, accompanied by the original power of attorney (or a copy duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by Lloyds TSB Registrars and returned as directed.
8) IF YOUR PARTICULARS DIFFER FROM THOSE APPEARING ON THE CERTIFICATE(S) AND FORM OF ACCEPTANCE:
a) Incorrect name on share certificate(s)
e.g. Name on certificate John Smith
Correct name Jon Smith
Complete this Form of Acceptance with the correct name and lodge it with Lloyds TSB Registrars at either of the addresses set out in paragraph 10 below, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who has signed this Form of Acceptance are one and the same person.
b) Incorrect address: Delete the incorrect details appearing in Box 1 and add your correct address in BLOCK CAPITALS in Box 6, having placed a cross in Box 6A.
c) Change of name: If you have changed your name, enclose a copy of your marriage certificate or the deed poll with this Form of Acceptance for noting or in the case of a company, a copy of the Certificate of Incorporation on the name change, having placed a cross in Box 6A. These documents will be returned to you as directed.
9) IF YOU ARE NOT A RESIDENT OF THE UNITED KINGDOM OR THE UNITED STATES:
The attention of CAT Shareholders not resident in the UK or the United States or who are citizens or residents or nationals of other countries (and all custodians, trustees or nominees thereof) is drawn to paragraph 5 of Part B and paragraph 3 of Part C of Appendix I to the Offer Document.
10) SETTLEMENT OF CONSIDERATION:
The consideration payable under the Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours only) to Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA or by hand (during normal business hours only) to Lloyds TSB Registrars, Princess House, 1 Suffolk Lane, London EC4R 0AX. A reply-paid envelope is enclosed.

Without prejudice to Part B of Appendix I to the Offer Document, AstraZeneca reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other acceptable document(s) of title. In any event settlement of consideration under the Offer will not be made until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to AstraZeneca have been received.